Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Computershare Trust Company, National Association

(Exact name of trustee as specified in its charter)

A National Banking Association	04-3401714
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

250 Royall Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Michael A. Smith, Trust Officer

8742 Lucent Boulevard, Suite 225, Highlands Ranch, Colorado 80129

+1 631 233 6330

(Name, address and telephone number of agent for service)

MIMECAST LIMITED

(Exact name of obligor as specified in its charter)

Bailiwick of Jersey	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CityPoint, One Ropemaker Street, Moorgate, London, United Kingdom	EC2Y 9AW
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of the indenture securities, under the Senior Debt Indenture)

Subordinated Debt Securities

(Title of the indenture securities, under the Subordinated Debt Indenture)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Items 3-15.	Items 3-15 are not applicable because, to the best of the trustee’s knowledge, the obligor is not in default under any indenture for which the trustee acts as trustee.

Item 16.	List of exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-179383)

2. A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-179383)

3. A copy of the certificate of authority of the trustee to exercise trust powers. (See Exhibits 1 and 2 above)

4. A copy of the existing by-laws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-179383)

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consents of United States institutional trustees required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-179383)

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. (See Exhibit 7 to this Form T-1)

8. A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee. Not applicable.

9. Foreign trustee consent to service of process. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Highlands Ranch, and State of Colorado, on the 20th day of January, 2017.

Computershare Trust Company, National Association

By:	/s/ Michael A. Smith
Michael A. Smith
Trust Officer